EXHIBIT 10.1


                            ASSET PURCHASE AGREEMENT

                                      AMONG

                        DIGITAL DESCRIPTOR SYSTEMS, INC.,


                     CGM APPLIED SECURITY TECHNOLOGIES, INC.

                                       AND

                          CGM SECURITY SOLUTIONS, INC.



                          Dated as of February 25, 2005


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                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

ARTICLE I SALE AND PURCHASE OF ASSETS..........................................1
   1.1    Sale of Assets.......................................................1
   1.2    Excluded Assets......................................................2
   1.3    Assumed Liabilities; Excluded Liabilities; Employees.................2
   1.4    Purchase Price; Adjustment; Payment..................................3
   1.5    Purchase Price Allocation............................................3
   1.6    Records and Contracts................................................4
   1.7    Further Assurances...................................................4
   1.8    Sales and Transfer Taxes.............................................4

ARTICLE II CLOSING AND TERMINATION.............................................4
   2.1    Closing Date.........................................................4
   2.2    Termination of Agreement.............................................4
   2.3    Procedure Upon Termination...........................................5
   2.4    Effect of Termination................................................5


ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER.......................5
   3.1    Organization and Good Standing.......................................5
   3.2    Authorization of Agreement...........................................5
   3.3    Capitalization.......................................................6
   3.4    No Subsidiaries......................................................6
   3.5    Corporate Records....................................................6
   3.6    Conflicts; Consents of Third Parties.................................6
   3.7    Ownership and Transfer of Assets.....................................7
   3.8    Financial Statements.................................................7
   3.9    No Undisclosed Liabilities...........................................7
   3.10   Absence of Certain Developments......................................7
   3.11   Taxes................................................................9
   3.12   Real Property.......................................................10
   3.13   Tangible Personal Property..........................................11
   3.14   Intangible Property.................................................12
   3.15   Material Contracts..................................................12
   3.16   Employee Benefits...................................................13
   3.17   Labor...............................................................15
   3.18   Litigation..........................................................15
   3.19   Compliance with Laws; Permits.......................................16
   3.20   Environmental Matters...............................................16
   3.21   Insurance...........................................................17
   3.22   Inventories; Receivables; Payables..................................17
   3.23   Customers and Suppliers.............................................17
   3.24   Banks...............................................................17
   3.25   Gross Sales.........................................................17
   3.26    No Misrepresentations..............................................18
   3.27   Financial Advisors. ................................................18
   3.28   Investment Intention................................................18
   3.29   Accredited Investor.................................................18


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   3.30   Patriot Act.........................................................18


ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER.........................19
   4.1    Organization and Good Standing......................................19
   4.2    Authorization of Agreement..........................................19
   4.3    Conflicts; Consents of Third Parties................................20
   4.4    Litigation..........................................................22
   4.5    Financial Advisors..................................................21
   4.6     Patriot Act........................................................22

ARTICLE VI COVENANTS..........................................................22
   5.1    Access to Information...............................................22
   5.2    Conduct of the Business Pending the Closing.........................23
   5.3    Consents............................................................25
   5.4    Other Actions.......................................................25
   5.5    No Solicitation.....................................................25
   5.6    Preservation of Records.............................................25
   5.7    Publicity...........................................................26
   5.8    Use of Name.........................................................26
   5.9    Environmental Matters...............................................26
   5.10   Non-Competition Agreements..........................................26
   5.11   Financial Statements................................................26

ARTICLE VI CONDITIONS TO CLOSING..............................................27
   6.1    Conditions Precedent to Obligations of Parent.......................27
   6.2    Conditions Precedent to Obligations of the Seller...................28

ARTICLE VII DOCUMENTS TO BE DELIVERED.........................................29
   7.1    Documents to be Delivered by the Seller.............................29
   7.2    Documents to be Delivered by the Parent.............................29

ARTICLE VIII INDEMNIFICATION..................................................30
   8.1    Non-Tax Indemnification.............................................30
   8.2    Limitations on Indemnification for Breaches of
            Representations and Warranties....................................31
   8.3    Non-Tax Indemnification Procedures..................................32


ARTICLE IX MISCELLANEOUS......................................................29
   9.1    Payment of Sales, Use or Similar Taxes..............................29
   9.2    Survival of Representations and Warranties..........................33
   9.3    Expenses............................................................33
   9.4    Specific Performance................................................33
   9.5    Further Assurances..................................................33
   9.6    Submission to Jurisdiction; Consent to Service of Process...........33
   9.7    Table of Contents and Headings......................................34
   9.8    Notices.............................................................34
   9.9    Severability........................................................35
   9.10   Binding Effect; Assignment..........................................35


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                            ASSET PURCHASE AGREEMENT


      ASSET PURCHASE AGREEMENT, dated as of February 25, 2005 (the "Agreement"), between Digital Descriptor Systems, Inc., a corporation existing under the laws of Delaware (the "Parent"), CGM Applied Security Technologies, Inc., a corporation existing under the laws of Delaware and a wholly owned subsidiary of the Parent ("Acquisition Sub") and CGM Security Solutions, Inc., a privately held Florida corporation (the "Seller").


                              W I T N E S S E T H:
                              - - - - - - - - - -

      WHEREAS, subject to the terms and conditions hereof, Seller desires to sell, transfer and assign to Acquisition Sub, and Acquisition Sub desires to purchase from Seller, all of the properties, rights and assets constituting the business of Seller (the "Business"); and

      WHEREAS, simultaneous with the execution and delivery of this Agreement, the Parent and Acquisition Sum shall execute and deliver to the Seller a secured convertible promissory note (the "Note"), a security agreement (the "Security Agreement"), and intellectual property security agreement (the "IP Security Agreement", and together with the Security Agreement, the "Security Agreements") and an employment agreement for the major shareholder of Seller (the "Employment Agreement"), all as more specifically described below.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:


                                   ARTICLE I
                          PURCHASE AND SALE OF ASSETS.

      1.1 Sale of Assets. Seller agrees to sell, assign, transfer and deliver to Acquisition Sub, and Acquisition Sub agrees to purchase from Seller, all of Seller's right, title and interest in and to all of the properties, assets and business of the Business, of every kind and description, tangible and intangible, real, personal or mixed, and wherever located, but excluding the Excluded Assets, including, without limitation, the following:

         (a) Equipment. All improvements and all other fixed assets, equipment, furniture, fixtures, leasehold improvements located within the Seller's offices located at 223 Churchill Avenue, Somerset, New Jersey 08873 and at 55 LaSalle Street, Staten Island, New York 10303, parts, accessories, inventory, office materials, software, supplies and other tangible personal property of every kind and description owned by Seller and used or held for use in connection with the Business, all as set forth on Schedule 1.1(a) attached hereto ("Equipment");

         (b) Contracts. All of the rights of Seller under, and interest of Seller in and to, all contracts relating to the Business (other than the Excluded Contracts), a true, correct and complete list of which contracts is attached hereto as Schedule 1.1(b) ("Contracts");

         (c) Intellectual Property. All of Seller's Intellectual Property relating to the Business, as set forth on Schedule 1.1(c) attached hereto;

         (d) Goodwill. All of the goodwill of Seller in, and the going concern value of, the Business, and all of the business and customer lists and accounts, proprietary information, marketing materials and trade secrets related to the Business; and

         (e) Records. All of Seller's customer logs, location files and records, and other business files and records, in each case relating to the Business.

      The Equipment, Contracts, Intellectual Property, Goodwill, Records and business of Seller being sold to and purchased by Acquisition Sub under this
Section 1.1 are referred to herein collectively as the "Assets."

      1.2 Excluded Assets. There shall be excluded from the Assets and retained by Seller, the following assets (the "Excluded Assets"):

         (a) Accounts Receivable; Other Assets. All accounts receivable generated by the Business and work in process prior to the date of the Closing of this Agreement, all assets identified on Schedule 1.2(a) attached hereto, and all other assets of Seller which are not used or held for use in connection with the Business or otherwise necessary to the operation of the Business, provided however, Acquisition Sub shall charge CGM a cost of $100 per man hour plus any costs associated with materials needed to be purchased by Acquisition Sub to convert the work in process to finished goods;


         (b)   Corporate   Records.   All  of  Seller's   corporate   and  other
organizational records;

         (c) Cash. Cash on hand, exclusive of cash reserves associated with undelivered service; and

         (d) Judgments. All awards granted by the court in favor of the Seller against (i) Ron Busch and (ii) Molecuwire.

         1.3 Assumed Liabilities; Excluded Liabilities; Employees.
              ----------------------------------------------------

         (a) Assumed Liabilities. Acquisition Sub shall accept and assume, and shall become and be fully liable and responsible for, and other than as expressly set forth herein Seller shall have no further liability or responsibility for or with respect to, (i) liabilities and obligations arising out of events occurring on and after the date of the Closing of this Agreement related to Acquisition Sub's ownership of the Assets and Acquisition Sub's operation of the Business after the Closing of this Agreement; (ii) all obligations and liabilities of Seller which are to be performed after the date hereof arising under the Contracts; and, including but not limited to (iii) the liabilities identified on Schedule 1.3(a) attached hereto (collectively, the "Assumed Liabilities"). The assumption of the Assumed Liabilities by Acquisition Sub hereunder shall not enlarge any rights of third parties under contracts or arrangements with Parent or Seller or any of their respective affiliates or subsidiaries, except, however, if such enlarged rights are provided for in any Contract assumed or arise out of events occurring on or after the Closing of this Agreement.

         (b) Excluded Liabilities. It is expressly understood that, except for the Assumed Liabilities, Acquisition Sub shall not assume, pay or be liable for any liability or obligation of Seller of any kind or nature at any time existing or asserted, whether, known, unknown, fixed, contingent or otherwise, not specifically assumed herein by Parent or Acquisition Sub, including, without limitation, the judgment awarded to Coronet Paper on December 21, 2001 ("Coronet Paper Judgment") against Seller and Erik Hoffer, as Seller's President ("Seller's Stockholder"), and any liability or obligation relating to, resulting from or arising out of (i) the Excluded Assets, (ii) the employees of the Business or (iii) any fact existing or event occurring prior to, or relating to the operation of the Business prior to, the date hereof.


         (c) Employees, Wages and Benefits.
             ------------------------------


                            (i) Seller shall terminate or reassign all of its employees related to the Business effective as of the Closing and neither Parent nor Acquisition Sub shall assume or have any obligations or liabilities with respect to such employees or such terminations, including, without limitation, any severance obligation.

                  (i) Parent and Acquisition Sub specifically reserve the right, on or after the date hereof, to employ or reject any of Seller's employees or other applicants in its sole and absolute discretion. nothing in this Agreement shall be construed as a commitment or obligation of Parent to accept for employment, or otherwise continue the employment of, any of Seller's employees, and no employee shall be a third-party beneficiary of this Agreement.

                  (ii) Seller shall pay all wages, salaries, commissions, and the cost of all fringe benefits provided to its employees which shall have become due for work performed as of and through the Closing of this Agreement and Seller shall collect and pay all Taxes in respect of such wages, salaries, commissions and benefits.


                  (iii) Seller acknowledges and agrees that neither Parent nor Acquisition Sub shall acquire any rights or interests of Seller in, or assume or have any obligations or liabilities of Seller under, any benefit plans maintained by Seller, or for the benefit of any employees of Seller, including, without limitation, obligations for severance or vacation accrued but not taken.

         1.4      Purchase Price; Adjustment; Payment.
                  ------------------------------------

                            (a) Purchase Price. In consideration of the sale by Seller to Acquisition Sub of the Assets, and subject to the assumption by Acquisition Sub of the Assumed Liabilities and satisfaction of the conditions contained herein, Parent shall pay to Seller an amount equal to Five Million Dollars ($5,000,000), which amount shall be adjusted in accordance with Section 1.4(b).

                            (b) Payment of Purchase Price. The Purchase Price will be paid as follows:


                      Closing Payment. On the date hereof, the Parent shall deliver to the Seller (i) a non-refundable payment of $1,500,000 via wire transfer of immediately available funds into an account designated by the Seller and (ii) a $3,500,000 2.86% Secured Convertible Promissory Note, substantially in the form attached hereto as Exhibit A (the "Note").

      1.5 Purchase Price Allocation. Parent, Acquisition Sub and Seller hereby agree on the allocation of the Purchase Price as set forth on Schedule 1.5 attached hereto. Such allocation shall be binding upon Parent, Acquisition Sub and Seller for all purposes (including financial accounting purposes, financial and regulatory reporting purposes and tax purposes). Parent, Acquisition Sub and Seller each further agrees to file its Federal income tax returns and its other tax returns reflecting such allocation, Form 8594 and any other reports required by Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code").


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

      1.6 Records and Contracts. Seller shall deliver to Parent and Acquisition Sub all of the Contracts, with such assignments thereof and consents to assignments as are necessary to assure Parent and Acquisition Sub of the full benefit of the same. Seller shall also deliver to Parent and Acquisition Sub all of Seller's files and records constituting Assets.

      1.7 Further Assurances. Seller shall, from time to time after the consummation of the transactions contemplated herein, at the request of Parent or Acquisition Sub and without further consideration, execute and deliver further instruments of transfer and assignment and take such other action as Parent or Acquisition Sub may reasonably require to more effectively transfer and assign to, and vest in, Parent or Acquisition Sub the Assets free and clear of all Liens.

      1.8 Sales and Transfer Taxes. All sales, transfer, use, recordation, documentary, stamp, excise taxes, personal property taxes, fees and duties (including any real estate transfer taxes) under applicable law incurred in connection with this Agreement or the transactions contemplated hereby will be borne and paid by Parent.


                                   ARTICLE II
                             CLOSING AND TERMINATION

      2.1 Closing Date.
           ------------

      Subject to the satisfaction of the conditions set forth in Sections 6.1 and 6.2 hereof (or the waiver thereof by the party entitled to waive that condition), the closing of the sale and purchase of the Assets provided for in
Section 1.1 hereof (the "Closing") shall take place at the offices of Sichenzia Ross Friedman Ference located at 1605 Avenue of the Americas, 21st Floor, New York, NY 10018 (or at such other place as the parties may designate in writing) on February ___, 2005, or on such other date as the Seller and the Parent may designate in writing. The date on which the Closing shall be held is referred to in this Agreement as the "Closing Date".


      2.2 Termination of Agreement.
          -------------------------

      This Agreement may be terminated prior to the Closing as follows:

      (a) at the election of the Seller or the Parent on or after December 31, 2004, if the Closing shall not have occurred by the close of business on such date, provided that the terminating party is not in default of any of its obligations hereunder;

      (b) by mutual written consent of the Seller and the Parent; or

      (c) by the Seller or the Parent if there shall be in effect a final nonappealable order of a court, government or governmental agency or body of competent jurisdiction ("Governmental Body") of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; it being agreed that the parties hereto shall promptly appeal any adverse determination which is not nonappealable (and pursue such appeal with reasonable diligence).


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

      2.3 Procedure Upon Termination.
          ---------------------------

      In the event of termination and abandonment by the Parent or the Seller, or both, pursuant to Section 2.2 hereof, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the purchase of the Assets hereunder shall be abandoned, without further action by the Parent or the Seller. If this Agreement is terminated as provided herein each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same.

      2.4 Effect of Termination.
          ----------------------

      In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Parent the Seller; provided, however, that the obligations of the parties set forth in Section 9.4 hereof shall survive any such termination and shall be enforceable hereunder; provided, further, however, that nothing in this Section 2.4 shall relieve the Parent or the Seller of any liability for a breach of this Agreement.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER



      The Seller and the Seller's Stockholder, as listed on the signature page hereto (the "Seller's Shareholder") jointly and severally hereby represent and warrant to the Parent and Acquisition Sub that:

      3.1 Organization and Good Standing.
          -------------------------------

      The Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation as set forth above and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. The Seller is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where failure to be so qualified would not have a material adverse effect on the business, assets or financial condition of the Seller taken as a whole ("Material Adverse Effect").

      3.2 Authorization of Agreement.
          ---------------------------

      The Seller has all requisite power, authority and legal capacity to execute and deliver this Agreement, and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by the Seller in connection with the consummation of the transactions contemplated by this Agreement (together with this Agreement, the "Seller Documents"), and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each of the Seller Documents will be at or prior to the Closing, duly and validly executed and delivered by the Seller and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Seller Documents when so executed and delivered will constitute, legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium


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

and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

      3.3 Capitalization.
          ---------------

      The authorized capital stock of the Seller consists of 100 shares of common Stock, no par value (the "Common Stock"). As of the date hereof, there are 62.5 shares of Common Stock issued and outstanding and no shares of Common Stock are held by the Seller as treasury stock. All of the issued and outstanding shares of Common Stock were duly authorized for issuance and are validly issued, fully paid and non-assessable.

      3.4 No Subsidiaries.
          ----------------

      The Seller has no subsidiaries.

      3.5 Corporate Records.
          ------------------

      (a) The Seller has delivered to the Parent and Acquisition Sub true, correct and complete copies of its certificate of incorporation (certified by the Secretary of State of Florida and by-laws (certified by the Seller's secretary, assistant secretary or other appropriate officer) of the Seller.

      (b) The minute books of the Seller previously made available to the Parent contain complete and accurate records of all meetings and accurately reflect all other corporate action of the stockholders and board of directors (including committees thereof) of the Seller. The stock certificate books and stock transfer ledgers of the Seller previously made available to the Parent are true, correct and complete. All stock transfer taxes levied or payable with respect to all transfers of shares of the Seller prior to the date hereof have been paid and appropriate transfer tax stamps affixed.

      3.6 Conflicts; Consents of Third Parties.
          -------------------------------------

      Except as set forth in Schedule 3.6 hereof:

      (a) The execution and delivery by the Seller of this Agreement and the Seller Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Seller with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of the Seller; (ii) conflict with, violate, result in the breach or termination of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Seller is a party or by which any of them or any of their respective properties or assets is bound; (iii) violate any statute, rule, regulation, order or decree of any governmental body or authority by which the Seller is bound; or (iv) result in the creation of any Lien upon the properties or assets of the Seller except, in case of clauses (ii), (iii) and (iv), for such violations, breaches or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

      (b) No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or Governmental Body is required on the part of the Seller, the Seller in connection with the execution and delivery of this Agreement or the Seller Documents, or the compliance by the Seller as the case may be, with any of the provisions hereof or thereof.

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

      3.7 Ownership and Transfer of Assets.
           --------------------------------

      The Seller is the record and beneficial owner of the Assets, and except for the judgment awarded to Coronet Paper on December 21, 2001 against Seller and Erik Hoffer, as Seller's President, the Assets are free and clear of any and all Liens. The Seller has the corporate power and authority to sell, transfer, assign and deliver such Assets as provided in this Agreement, and such delivery will convey to the Acquisition Sub good and marketable title to such Assets, free and clear of any and all Liens, except as they may be encumbered by the aforementioned judgment.

      3.8 Financial Statements.
          ---------------------

      The Seller has delivered to the Parent copies of (i) the audited consolidated balance sheets of the Seller as at December 31, 2003 and the related audited consolidated statements of income and of cash flows of the Seller for the year then ended and (ii) the unaudited but reviewed consolidated balance sheet of the Seller as at September 30, 2004 and the related consolidated statements of income and cash flows of the Seller for the nine-month period then ended (such audited and unaudited statements, including the related notes and schedules thereto, are referred to herein as the "Financial Statements"). Each of the Financial Statements is, and the Closing Date Balance Sheet (as defined in Section 5.11) when delivered will be, complete and correct in all material respects, will be prepared in accordance with GAAP (subject to normal year-end adjustments in the case of the unaudited statements) and in conformity with the practices consistently applied by the Seller without modification of the accounting principles used in the preparation thereof and or will present fairly the financial position, results of operations and cash flows of the Seller as at the dates and for the periods indicated.

      For the purposes hereof, the unaudited but reviewed consolidated balance sheet of the Seller as at September 30, 2004 is referred to as the "Balance Sheet" and September 30, 2004 is referred to as the "Balance Sheet Date".

      3.9 No Undisclosed Liabilities.
          ---------------------------

      The Seller has no indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described on the Balance Sheet or in the notes thereto in accordance with GAAP which was not fully reflected in, reserved against or otherwise described in the Balance Sheet or the notes thereto or was not incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date.

      3.10 Absence of Certain Developments.
           --------------------------------

      Except as  expressly  contemplated  by this  Agreement  or as set forth on
Schedule 3.10, since the Balance Sheet Date and continuing through the date hereof:


      (i) there has not been any Material Adverse Change nor has there occurred any event which is reasonably likely to result in a Material Adverse Change;

      (ii) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of the Seller having a replacement cost of more than $50,000 for any single loss or $125,000 for all such losses;

      (iii) there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Seller or any repurchase, redemption or other acquisition by the Seller of any outstanding shares of capital stock or other securities of, or other ownership interest in, the Seller;

      (iv) except for the bonuses paid to the major shareholder and certain employees of the Seller in 2004, the Seller has not awarded or paid any bonuses to employees of the Seller with respect to the fiscal year ended 2004, except to the extent accrued on the Balance Sheet or entered into any employment, deferred compensation, severance or similar agreement (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by it to any of the Seller's directors, officers, employees, agents or representatives or agreed to increase the coverage or benefits available under any severance pay,
termination  pay,  vacation  pay,  company  awards,   salary   continuation  for
disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives (other than normal increases in the ordinary course of business consistent with past practice and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of the Seller);

      (v) there has not been any change by the Seller in accounting or Tax reporting principles, methods or policies;

      (vi) the Seller has not entered into any transaction or Contract or conducted its business other than in the ordinary course consistent with past practice;

      (vii) the Seller has not failed to promptly pay and discharge current liabilities except where disputed in good faith by appropriate proceedings;

      (viii)  the  Seller   has  not  made  any  loans,   advances   or  capital
contributions to, or investments in, any Affiliate of Seller or paid any fees or expenses to the Seller's Stockholder or any Affiliate of the Seller;

      (ix) the Seller has not mortgaged, pledged or subjected to any Lien any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of the Seller, except for assets mortgaged, pledged or subjected to any Lien, acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with past practice;

      (x) the Seller has not discharged or satisfied any Lien, or paid any obligation or liability (fixed or contingent), except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Seller;

      (xi) the Seller has not canceled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any Contract or right except in the ordinary course of business consistent with past practice

      (xii) the Seller has not made or committed to make any capital expenditures or capital additions or betterments in excess of $10,000 individually or $100,000 in the aggregate except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Seller;

      (xiii) except with respect to its settlement of the outstanding judgment of Coronet Paper, the Seller has not instituted or settled any material legal proceeding; and

      (xiv) the Seller has not agreed to do anything set forth in this Section 3.10.

      3.11 Taxes.
           -----

      (a) Except as set forth on Schedule 3.11, to the best of the Seller's knowledge, (A) all Tax returns required to be filed by or on behalf of the Seller have been properly prepared and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax returns were true, complete and correct in all material respects; (B) all Taxes payable by or on behalf of the Seller or in respect of its income, assets or operations have been fully and timely paid, [and adequate reserves or accruals for Taxes have been provided in the Closing Date Balance Sheet with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing]; and (C) the Seller has not executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any Tax matter is currently in force. "Tax or Taxes" means all federal, state, local or other taxes or similar governmental charges, fees, levies or assessments.

      (b) The Seller has complied in all material respects with all applicable laws (as defined in Section 3.19), rules and regulations relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all Laws.

      (c) Parent has received complete copies of (A) all federal, state, local and foreign income or franchise Tax Returns of the Seller relating to the taxable periods since 2002 and (B) any audit report issued within the last three years relating to any material Taxes due from or with respect to the its income, assets or operations. All income and franchise Tax returns filed by or on behalf of the Seller for the taxable years ended on the respective dates set forth on
Schedule 3.11 have been examined by the relevant taxing authority or the statute of limitations with respect to such Tax Returns has expired.

      (d) Schedule 3.11 lists all material types of Taxes paid and material types of Tax returns filed by or on behalf of the Seller. Except as set forth on
Schedule 3.11, no claim has been made by a taxing authority in a jurisdiction where the Seller does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction.

      (e) Except as set forth on Schedule 3.11, all deficiencies asserted or assessments made as a result of any examinations by the IRS or any other taxing authority of the Tax Returns of or covering or including the Seller have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor has the Seller received any written notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised in writing by a federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

      (f) Except as set forth on 3.11, the Seller has (A) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Seller, (B) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Seller or has any knowledge that the Internal Revenue Service ("IRS") has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Seller, (C) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to the Seller, or
(D) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

      (g) No property owned by the Seller is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

      (h) The Seller is not a foreign person within the meaning of Section 1445 of the Code.

      (i) The Seller is not a party to any tax sharing or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing.

      (j) There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Parent, the Affiliates or their respective affiliates by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

      (k) The Seller is not subject to any private letter ruling of the IRS or comparable rulings of other taxing authorities.

      (l) There are no liens as a result of any unpaid Taxes upon any of the assets of the Seller.

      (m) Except as set forth on Schedule 3.11, the Seller has no elections in effect for federal income tax purposes under Sections 108, 168, 338, 441, 463, 472, 1017, 1033 or 4977 of the code..

      (n) The Seller has never owned any Subsidiaries and has never been a member of any consolidated, combined or affiliated group of corporations for any Tax purposes.

      3.12 Real Property.
           --------------

      (a) Schedule 3.12(a) sets forth a complete list of (i) all real property and interests in real property owned in fee by the Seller (individually, an "Owned Property" and collectively, the "Owned Properties"), and (ii) all real property and interests in real property leased by the Seller, or an affiliate of the Seller (individually, a "Real Property Lease" and the real properties specified in such leases, together with the Owned Properties, being referred to herein individually as a "Seller Property" and collectively as the "Seller Properties") as lessee or lessor. The Seller has good and marketable fee title to all Owned Property, free and clear of all Liens of any nature whatsoever except (A) Liens set forth on Schedule 3.12(a) and (B) Permitted Exceptions. The Seller Property constitutes all interests in real property currently used or currently held for use in connection with the business of the Seller and which are necessary for the continued operation of the business of the Seller as the business is currently conducted. The Seller has a valid and enforceable leasehold interest under each of the Real Property Leases, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and Seller has not received any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Seller under any of the Real Property Leases. All of the Seller Property, buildings, fixtures and improvements thereon owned or leased by the Seller are in good operating condition and repair (subject to normal wear and tear). The Seller has delivered or otherwise made available to the Parent true, correct and complete copies of (i) all deeds, title reports and surveys for the Owned Properties and (ii) the Real Property Leases, together with all amendments, modifications or supplements, if any, thereto.


      (b) The Seller has all material certificates of occupancy and Permits of any Governmental Body necessary or useful for the current use and operation of each Seller Property, and the Seller has fully complied with all material conditions of the Permits applicable to it. No default or violation, or event that with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any Permit.

      (c) There does not exist any actual or, to the best knowledge of the Seller, threatened or contemplated condemnation or eminent domain proceedings that affect any Seller Property or any part thereof, and the Seller has not received any notice, oral or written, of the intention of any Governmental Body or other Person to take or use all or any part thereof.

      (d) The Seller has not received any written notice from any insurance company that has issued a policy with respect to any Seller Property requiring performance of any structural or other repairs or alterations to such Seller Property.

      (e) The Seller does not own or hold, and is not obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein.

      3.13 Tangible Personal Property.
           ---------------------------

      (a) Schedule 3.13(a) sets forth all leases of personal property ("Personal Property Leases") involving annual payments in excess of $10,000 relating to personal property used in the business of the Seller or to which the Seller is a party or by which the properties or assets of the Seller is bound. The Seller has delivered or otherwise made available to the Parent true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications or supplements thereto.

      (b) The Seller has a valid leasehold interest under each of the Personal Property Leases under which it is a lessee, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any Personal Property Lease by the Seller or, to the best knowledge of the Seller, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder.

      (c) The Seller has good and marketable title to all of the items of tangible personal property reflected in the Balance Sheet (except as sold or disposed of subsequent to the date thereof in the ordinary course of business consistent with past practice), free and clear of any and all liens other than as set forth on Schedule 3.13. All such items of tangible personal property which, individually or in the aggregate, are material to the operation of the business of the Seller are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

      (d) All of the items of tangible personal property used by the Seller under the Personal Property Leases are in good condition and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

      3.14 Intangible Property.
           --------------------

      Schedule 3.14 contains a complete and correct list of each patent, trademark, trade name, service mark and copyright owned or used by the Seller as well as all registrations thereof and pending applications therefor, and each license or other agreement relating thereto. Except as set forth on Schedule 3.14, each of the foregoing is owned by the party shown on such Schedule as owning the same, free and clear of all mortgages, claims, liens, security interests, charges and encumbrances and is in good standing and not the subject of any challenge. There have been no claims made and the Seller has not received any notice or otherwise knows or has reason to believe that any of the foregoing is invalid or conflicts with the asserted rights of others. The Seller possesses, owns or licenses all patents, patent licenses, trade names, trademarks, service marks, brand marks, brand names, copyrights, know-how, formulate and other proprietary and trade rights necessary for the conduct of its business as now conducted, not subject to any restrictions and without any known conflict with the rights of others and has not forfeited or otherwise relinquished any such patent, patent license, trade name, trademark, service mark, brand mark, brand name, copyright, know-how, formulate or other proprietary right necessary for the conduct of its business as conducted on the date hereof. The Seller is not under any obligation to pay any royalties or similar payments in connection with any license to any Affiliate thereof. "Affiliate" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person and for purposes of individuals, Affiliates would include an individual's spouse and minor children.

      3.15 Material Contracts.
           -------------------

      Schedule 3.15 sets forth all of the following Contracts to which the Seller is a party or by which it is bound (collectively, the "Material Contracts"): (i) Contracts with any current officer or director of the Seller;
(ii) Contracts with any labor union or association representing any employee of the Seller; (iii) Contracts pursuant to which any party is required to purchase or sell a stated portion of its requirements or output from or to another party;
(iv) Contracts for the sale of any of the assets of the Seller other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of its assets; (v) joint venture agreements; (vi) material Contracts containing covenants of the Seller not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with the Seller in any line of business or in any geographical area; (vii) Contracts relating to the acquisition by the Seller of any operating business or the capital stock of any other person; (viii) Contracts relating to the borrowing of money; or (ix) any other Contracts, other than Real Property Leases, which involve the expenditure of more than $200,000 in the aggregate or $50,000 annually or require performance by any party more than one year from the date hereof. There have been made available to the

Parent, its affiliates and their representatives true and complete copies of all of the Material Contracts. Except as set forth on Schedule 3.15, all of the Material Contracts and other agreements are in full force and effect and are the legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth on Schedule 3.15, the Seller is not in default in any material respect under any Material Contracts, nor, to the knowledge of the Seller, is any other party to any Material Contract in default thereunder in any material respect.

      3.16 Employee Benefits.
           ------------------

      (a) Schedule 3.16(a) sets forth a complete and correct list of (i) all "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other pension plans or employee benefit arrangements, programs or payroll practices (including, without limitation, severance pay, vacation pay, company awards, salary continuation for disability, sick leave, retirement, deferred compensation, bonus or other incentive compensation, stock purchase arrangements or policies, hospitalization, medical insurance, life insurance and scholarship programs) maintained by the Seller or to which the Seller contributes or is obligated to contribute thereunder with respect to employees of the Seller ("Employee Benefit Plans") and (ii) all "employee pension plans", as defined in Section 3(2) of ERISA, maintained by the Seller or any trade or business (whether or not incorporated) which are under control, or which are treated as a single employer, with Seller under Section 414(b), (c), (m) or (o) of the ("ERISA Affiliate") or to which the Seller or any ERISA Affiliate contributed or is obligated to contribute thereunder ("Pension Plans"). Schedule 3.16(a) clearly identifies, in separate categories, Employee Benefit Plans or Pension Plans that are (i) subject to Section 4063 and 4064 of ERISA ("Multiple Employer Plans"),
(ii) multiemployer plans (as defined in Section 4001(a)(3) of ERISA) ("Multiemployer Plans") or (iii) "benefit plans", within the meaning of Section 5000(b)(1) of the Code providing continuing benefits after the termination of employment (other than as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at the former employee's or his beneficiary's sole expense).


      (b) The Seller will not have any withdrawal or other liability (contingent or otherwise) under Title IV of ERISA with respect to any Multiple Employer Plan or Multiemployer Plan if Seller had not sold the Assets to Acquisition Sub at the Closing in accordance with the terms of this Agreement.


      (c) Each of the Employee Benefit Plans and Pension Plans intended to qualify under Section 401 of the Code ("Qualified Plans") so qualify and the trusts maintained thereto are exempt from federal income taxation under Section 501 of the Code, and, except as disclosed on Schedule 3.16(c), nothing has occurred with respect to the operation of any such plan which could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

      (d) All contributions and premiums required by Law or by the terms of any Employee Benefit Plan or Pension Plan which are defined benefit plans or money purchase plans or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto) to any funds or trusts established thereunder or in connection therewith, and no accumulated funding deficiencies exist in any of such plans subject to Section 412 of the Code.

      (e) The benefit liabilities, as defined in Section 4001(a)(16) of ERISA, of each of the Employee Benefit Plans and Pension Plans subject to Title IV of ERISA using the actuarial assumptions that would be used by the Pension Benefit Guaranty Corporation (the "PBGC") in the event it terminated each such plan do not exceed the fair market value of the assets of each such plan. The liabilities of each Employee Benefit Plan that has been terminated or otherwise wound up, have been fully discharged in full compliance with applicable Law.

      (f)  There has been no  "reportable  event"  as that  term is  defined  in
Section 4043 of ERISA and the regulations thereunder with respect to any of the Employee Benefit Plans or Pension Plans subject to Title IV of ERISA which would require the giving of notice, or any event requiring notice to be provided under
Section 4041(c)(3)(C) or 4063(a) of ERISA.

      (g) There has been no violation of ERISA with respect to the filing of applicable returns, reports, documents and notices regarding any of the Employee Benefit Plans or Pension Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such notices or documents to the participants or beneficiaries of the Employee Benefit Plans or Pension Plans.

      (h) True, correct and complete copies of the following documents, with respect to each of the Employee Benefit Plans and Pension Plans (as applicable), have been delivered to the Parent (A) any plans and related trust documents, and all amendments thereto, (B) the most recent Forms 5500 for the past three years and schedules thereto, (C) the most recent financial statements and actuarial valuations for the past three years, (D) the most recent Internal Revenue Service determination letter, (E) the most recent summary plan descriptions (including letters or other documents updating such descriptions) and (F) written descriptions of all non-written agreements relating to the Employee Benefit Plans and Pension Plans.

      (i) There are no pending Legal Proceedings which have been asserted or instituted against any of the Employee Benefit Plans or Pension Plans, the assets of any such plans or the Seller, or the plan administrator or any fiduciary of the Employee Benefit Plans or Pension Plans with respect to the operation of such plans (other than routine, uncontested benefit claims), and there are no facts or circumstances which could form the basis for any such Legal Proceeding.


      (j) (A) Each of the Employee Benefit Plans and Pension Plans has been maintained, in all material respects, in accordance with its terms and all provisions of applicable Law, and; (B) all amendments and actions required to bring each of the Employee Benefit Plans and Pension Plans into conformity in all material respects with all of the applicable provisions of ERISA and other applicable Laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date and are disclosed on Schedule 3.16(j).


      (k) The Seller and any ERISA Affiliate which maintains a "benefits plan" within the meaning of Section 5000(b)(1) of ERISA, have complied with the notice and continuation requirements of Section 4980B of the Code or Part 6 of Title I of ERISA and the applicable regulations thereunder.

      (l) None of the Seller, any ERISA Affiliate or any organization to which any is a successor or parent corporation, has divested any business or entity maintaining or sponsoring a defined benefit pension plan having unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) or transferred any such plan to any person other than the Seller or any ERISA Affiliate during the five-year period ending on the Closing Date.

      (m) Neither the Seller nor any "party in interest" or "disqualified person" with respect to the Employee Benefit Plans or Pension Plans has engaged in a "prohibited transaction" within the meaning of Section 4975 of the Code or
Section 406 of ERISA.

      (n) Neither the Seller nor any ERISA Affiliate has terminated any Employee Benefit Plan or Pension Plan subject to Title IV of ERISA, or incurred any outstanding liability under Section 4062 of ERISA to the Pension Benefit Guaranty Corporation or to a trustee appointed under Section 4042 of ERISA.

      (o) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee of the Seller; (ii) increase any benefits otherwise payable under any Employee Benefit Plan or Pension Plan; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

      (p) No stock or other security issued by Seller forms or has formed a material part of the assets of any Employee Benefit Plan or Pension Plan.

      3.17 Labor.
           ------

      (a) Except as set forth on Schedule 3.17(a), the Seller is not party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Seller. The Seller has delivered or otherwise made available to the Parent true, correct and complete copies of the labor or collective bargaining agreements listed on
Schedule 3.17(a), together with all amendments, modifications or supplements thereto.

      (b) Except as set forth on Schedule 3.17(b), no employees of the Seller are represented by any labor organization. No labor organization or group of employees of the Seller has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the best knowledge of the Seller, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. There is no organizing activity involving the Seller pending or, to the best knowledge of the Seller, threatened by any labor organization or group of employees of the Seller.

      (c) There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the best knowledge of the Seller, threatened against or involving the Seller. There are no unfair labor practice charges, grievances or complaints pending or, to the best knowledge of the Seller, threatened by or on behalf of any employee or group of employees of the Seller.

      3.18 Litigation.
           -----------

      Except as set forth in Schedule 3.18, there is no suit, action, proceeding, investigation, claim or order pending or, to the knowledge of the Seller, overtly threatened against the Seller (or to the knowledge of the Seller, pending or threatened, against any of the officers, directors or key employees of the Seller with respect to their business activities on behalf of the Seller, or to which the Seller is otherwise a party, which, if adversely determined, would have a Material Adverse Effect, before any court, or before any governmental department, commission, board, agency, or instrumentality; nor to the knowledge of the Seller is there any reasonable basis for any such action, proceeding, or investigation. The Seller is not subject to any judgment, order or decree of any court or governmental agency except to the extent the same are not reasonably likely to have a Material Adverse Effect and is not engaged in any legal action to recover monies due it, except as may be pending or instituted by Seller to collect accounts receivable and are otherwise Excluded Assets under this Agreement, or for damages sustained by it.


      3.19 Compliance with Laws; Permits.
           ------------------------------

      (a) The Seller is in compliance with all federal, state and local statutes, laws, rules, regulations, orders and ordinances ("Laws") applicable to it or to the conduct of its business or operations or the use of its properties (including any leased properties) and assets, except for such non-compliances as would not, individually or in the aggregate, have a Material Adverse Effect. The Seller has all governmental permits and approvals from state, federal or local authorities which are required for it to operate its business, except for those the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

      3.20 Environmental Matters.
           ----------------------

      Except as set forth on Schedule 3.20 hereto:

      (a) the operations of the Seller are in compliance with all applicable laws promulgated by any governmental entity which prohibit, regulate or control any hazardous material or hazardous material activity ("Environmental Laws") and all permits issued pursuant to Environmental Laws or otherwise;

      (b) except as to the operation of a certain "oxidizer" located at the Seller's Staten Island business premises (the "Oxidizer"), the Seller has obtained all permits required under all applicable Environmental Laws necessary to operate its business;

      (c) the Seller is not the subject of any outstanding written order or Contract with any governmental authority or person respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any release or threatened release of a Hazardous Material ("Release");

      (d) the Seller has not received any written communication alleging either or both that it may be in violation of any Environmental Law, or any permit issued pursuant to Environmental Law, or may have any liability under any Environmental Law;

      (e) the Seller does not have any current contingent liability in connection with any Release into the indoor or outdoor environment (whether on-site or off-site);

      (f) there are no investigations of the business, operations, or currently or previously owned, operated or leased property of the Seller pending or threatened which could lead to the imposition of any liability pursuant to Environmental Law;

      (g) there is not located at any of the properties of the Seller any (i) underground storage tanks, (ii) asbestos-containing material or (iii) equipment containing polychlorinated biphenyls; and,

      (h) the Seller has provided to the Parent all environmentally related audits, studies, reports, analyses, and results of investigations that have been performed with respect to the currently or previously owned, leased or operated properties of the Seller.

      3.21 Insurance.
           ----------

      Schedule 3.21 sets forth a complete and accurate list of all policies of insurance of any kind or nature covering the Seller or any of its employees, properties or assets, including, without limitation, policies of life, disability, fire, theft, workers compensation, employee fidelity and other casualty and liability insurance. All such policies are in full force and effect, and, to the Seller's knowledge, it is in default of any provision thereof, except for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

      3.22 Inventories; Receivables; Payables.
           -----------------------------------

      (a) The inventories of the Seller are in good and marketable condition, and are saleable in the ordinary course of business. Adequate reserves have been reflected in the Balance Sheet for shorts, drops, off-cuts, obsolete or otherwise unusable inventory, which reserves were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied.

      (b) All accounts receivable of the Seller have arisen from bona fide transactions in the ordinary course of business consistent with past practice. All accounts receivable of the Seller reflected on the Balance Sheet are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts reflected thereon, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied. All accounts receivable arising after the Balance Sheet Date are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied.

      (c) All accounts payable of the Seller reflected in the Balance Sheet or arising after the date thereof are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due and payable.

      3.23 Customers and Suppliers.
           ------------------------

      Schedule 3.23 sets forth a list of the twenty (20) largest customers and the twenty (20) largest suppliers of the Seller, as measured by the dollar amount of purchases therefrom or thereby, during each of the fiscal years ended 2003 and 2002, showing the approximate total sales by the Seller to each such customer and the approximate total purchases by the Seller from each such supplier, during such period. Since September 30, 2004, there has not been any material adverse change in the business relationship of the Seller with any customer or supplier listed on Schedule 3.23.

      3.24 Banks.
           -----

      Schedule 3.24 contains a complete and correct list of the names and locations of all banks in which the Seller has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto. Except as set forth on Schedule 3.24, no person holds a power of attorney to act on behalf of the Seller.

      3.25 Gross Sales.
           ------------

      The gross sales for fiscal year 2004 of Seller shall be equal to no less than $4.03 million. In the event gross sales for the fiscal year 2004 are less than $4.03 million, determined in accordance with GAAP, consistently applied, the sole result and legal consequence shall be an adjustment to the terms of the Note, pursuant to the terms set forth therein, and there shall be no legal consequence or other effect on any of the terms or provisions of this Agreement, including but not limited to the non-refundable character and amount of the closing payment of Section 1.4(b)(i).

      3.26 No Misrepresentations.
           ----------------------

      No representation or warranty of the Seller contained in this Agreement or in any schedule hereto or in any certificate or other instrument furnished by the Seller to the Parent or Acquisition Sub pursuant to the terms hereof, contains any untrue statement of a material fact or omits to state a material
fact  necessary  to  make  the  statements   contained  herein  or  therein  not
misleading.

      3.27 Financial Advisors.
           -------------------

      Except for R&M Financial Associates, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Seller in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

      3.28 Investment Intention.
           ---------------------

      In the event the Seller determines to convert a portion of the Note into shares of common stock of the Parent ("Shares"), the Seller represents and warrants that it is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act") thereof. The Seller understands that the Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

      3.29 Accredited Investor.
           --------------------

      The Seller is an "accredited investor" within the meaning of Rule 501 of the Securities Act of 1933, as amended. The Seller is in a financial position to hold the Shares and is able to bear the economic risk and withstand a complete loss of the Seller's investment in the Shares. The Seller recognizes that the Shares involve a high degree of risk. The Seller is a sophisticated investor, is able to fend for itself in the transaction contemplated by this Agreement, and has such knowledge and experience in financial and business matters that the Seller is capable of evaluating the merits and risks of the prospective investment in the Shares.

      3.30 Patriot Act.
           ------------

      The Seller certifies that, to the best of the Seller's knowledge, the Seller has not been designated, and is not owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. The Seller hereby acknowledges that the Parent seeks to comply with all applicable Laws concerning money laundering and related activities. In furtherance of those efforts, the Seller hereby represents, warrants and agrees that: (i) none of the cash or property owned by the Seller has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Seller has, and this Agreement will not, cause the Seller to be in violation of the United States Bank Secrecy Act, the United

States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

                                   ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB

      The Parent and the Acquisition Sub jointly and severally represent and warrant to the Seller and Seller's Shareholder that:

      4.1 Organization and Good Standing.
          -------------------------------

      (a) The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. The Parent is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where failure to be so qualified would not have a material adverse effect on the business, assets or financial condition of the Parent taken as a whole ; and

      (b) Acquisition Sub is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware, is a wholly owned subsidiary of the Parent and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. As of the Closing of this Agreement, Acquisition Sub shall be duly qualified or authorized to do business as a foreign corporation and shall be in good standing under the laws of the States of New York and New Jersey.

      4.2 Authorization of Agreement.
          ---------------------------

The Parent and the Acquisition Sub have full corporate power and authority to execute and deliver this Agreement, the Note, the Security Agreement, the IP Security Agreement and the Employment Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Parent and Acquisition Sub in connection with the consummation of the transactions contemplated hereby and thereby (together with the Employment Agreement, the "Parent Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Parent and Acquisition Sub of this Agreement and each Parent Document have been duly authorized by all necessary corporate action on behalf of the Parent and Acquisition Sub. This Agreement has been, and each Parent Document will be at or prior to the Closing, duly executed and delivered by the Parent and Acquisition Sub, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Parent Document when so executed and delivered will constitute, legal, valid and binding obligations of the Parent and Acquisition Sub, enforceable against the Parent and Acquisition Sub in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

      4.3 Capitalization.
          ---------------

      (a) As of the date hereof, the authorized capital stock of the Parent consists of (i) 9,999,000,000 shares of Common Stock, of which 210,716,359 shares are issued and outstanding, 4,000,000 shares are reserved for issuance pursuant to the Parent's stock option plans; and (ii) 1,000,000 shares of preferred stock, of which no shares are issued and outstanding. Following the Parent's contemplated one-for 100 reverse stock split, there will be 2,107,164 shares of Common Stock and no shares of preferred stock outstanding and, except as set forth on Schedule 4.3, no shares shall be reserved for issuance pursuant to outstanding debentures, options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Parent or any of its Subsidiaries, or arrangements by which the Parent or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Parent or any of its Subsidiaries. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. Except as set forth on
Schedule 4.3, no shares of capital stock of the Parent are subject to preemptive rights or any other similar rights of the shareholders of the Parent or any liens or encumbrances imposed through the actions or failure to act of the Parent.

      (b) As of the Closing, the authorized capital stock of the Acquisition Sub consists of 200 shares of common Stock, no par value (the "Common Stock"). As of the date of the Closing,(i) there shall be 200 shares of Common Stock issued and outstanding, all of which shall be owned by the Parent, and; (ii) all of the issued and outstanding shares of Common Stock shall have been duly authorized for issuance and validly issued, fully paid and non-assessable. Except as set forth on Schedule 4.3 and as of the Closing, no shares of capital stock of the Acquisition Sub shall be subject to preemptive rights or any other similar rights of the shareholders or debtors of the Parent or the Acquisition Sub nor to any liens or encumbrances imposed through the actions or failure to act of the Parent or Acquisition Sub.

      4.4 Subsidiaries.
          -------------

      Except for the Acquisition Sub, the Parent has no subsidiaries.

      4.5 Corporate Records.
          ------------------

      The Parent and the Acquisition Sub have delivered to the Seller true, correct and complete copies of their certificates of incorporation (certified by the Secretary of the State of Delaware) and by-laws (certified by the secretaries, assistant secretaries or other appropriate officers) of the Parent and the Acquisition Sub, respectively.

      4.6 Conflicts; Consents of Third Parties.
        ---------------------------------------

      (a) Except as set forth on Schedule 4.6 hereto, neither of the execution, delivery and performance by the Parent or Acquisition Sub of the Parent Documents, nor the compliance by the Parent and the Acquisition Sub with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of the Parent,
(ii) conflict with, violate, result in the breach of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other obligation to which the Parent Acquisition Sub is a party or by which the Parent or its properties or assets are bound or (iii) violate any statute, rule, regulation, order or decree of any governmental body or authority by which the Parent Acquisition Sub is bound, except, in the case of clauses (ii) and (iii), for such violations, breaches or defaults as would not, individually or in the aggregate, have a material adverse effect on the business, properties, results of operations, prospects, conditions (financial or otherwise) of the Parent and its subsidiaries, taken as a whole.

      (b) No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Parent or Acquisition Sub in connection with the execution and delivery of this Agreement or the Parent Documents or the compliance by Parent or Acquisition Sub with any of the provisions hereof or thereof.

      4.7 SEC Documents and Financial Statements
          --------------------------------------

      Except as disclosed in Schedule 4.7, since January 1, 2004, the Parent has timely filed all reports, schedules, forms statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the `SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such final statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than
(i) liabilities incurred in the ordinary course of business subsequent to December 31, 2003 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

      4.8 Litigation
          ----------

      There are no Legal Proceedings pending or, to the best knowledge of the Parent, threatened that are reasonably likely to prohibit or restrain the ability of the Parent or Acquisition Sub to enter into this Agreement and the Parent Documents, consummate or perform the transactions contemplated hereby.

      4.9 Permits; Compliance.
          --------------------

      The Parent and or the Acquisition Sub, as the case may be: (i) is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Parent Permits"), except where the failure would not have a material adverse effect and there is no action pending or, to the knowledge of the Parent, threatened regarding suspension or cancellation of any of the Parent Permits, and; (ii) is not in conflict with, or in default or violation of, any of the Parent Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect. Since December 31, 2004, the Parent has not received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a material adverse effect.

      4.10 Financial Advisors.
           -------------------

      No person has acted, directly or indirectly, as a broker, finder or financial advisor for the Parent in connection with the transactions contemplated by this Agreement and no person is entitled to any fee or commission or like payment in respect thereof.

      4.11 No Misrepresentations.
           ----------------------

      No representation or warranty of the Parent or the Acquisition Sub contained in this Agreement or in any schedule hereto or in any certificate or other instrument furnished by the Parent or the Acquisition Sub to the Seller pursuant to the terms hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

      4.12 Patriot Act.
           ------------

      The Parent certifies that, to the best of the Parent's knowledge, the Parent has not been designated, and is not owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. The Parent hereby acknowledges that the Seller seeks to comply with all applicable Laws concerning money laundering and related activities. In furtherance of those efforts, the Parent hereby represents, warrants and agrees that: (i) none of the cash or property owned by the Seller has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Parent has, and this Agreement will not, cause the Parent to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.


                                    ARTICLE V
                                    COVENANTS

      5.1 Access to Information.
          ----------------------

      The Seller agrees that, prior to the Closing Date, the Parent shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Seller and such examination of the books, records and financial condition of the Seller as it reasonably requests and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances, and the Seller shall cooperate fully therein. No investigation by the Parent prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Seller contained in the Seller Documents. In order that the Parent may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of the Seller, Seller shall cause its officers, employees, consultants, agents, accountants, attorneys and other representatives to cooperate fully with such representatives in connection with such review and examination.

      5.2 Conduct of the Business Pending the Closing.
          -------------------------------------------

      (a) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Parent, the Seller shall:

         (i) conduct its business only in the ordinary course consistent with past practice;

         (ii) use its best efforts to (A) preserve its present business operations, organization (including, without limitation, management and the sales force) and goodwill and (B) preserve its present relationship with Persons having business dealings with it;

         (iii) maintain (A) all of its assets and properties in their current condition, ordinary wear and tear excepted and (B) insurance upon all of its properties and assets in such amounts and of such kinds com-parable to that in effect on the date of this Agreement;

         (iv) (A) maintain its books, accounts and records in the ordinary course of business consistent with past practices, (B) continue to collect accounts receivable and pay accounts payable utilizing normal procedures and without discounting or accelerating payment of such accounts, and (C) comply with all contractual and other obligations applicable to its operation; and

         (v) comply in all material respects with applicable Laws, including, without limitation, Environmental Laws.

      (b) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Parent, the Seller shall not:

         (i) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in it;

         (ii) transfer, issue, sell or dispose of any shares of its capital stock or other securities or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of its capital stock or other securities;

         (iii) effect any recapitalization, reclassification, stock split or like change in the capitalization;

         (iv) amend its certificate of incorporation or by-laws;

         (v) (A) materially increase the annual level of compensation of any of its employee, (B) increase the annual level of compensation payable or to become payable by the it to any of its executive officers, (C) grant any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any employee, director or consultant, other than in the ordinary course consistent with past practice and in such amounts as are fully reserved against in the Financial Statements, (D) increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of its directors, officers, employees, agents or representatives or otherwise modify or amend or terminate any such plan or arrangement or (E) enter into any employment, deferred compensation, severance, consulting, non-competition or similar agreement (or amend any such agreement) involving a director, officer or employee of the Seller in his or her capacity as a director, officer or employee of the Seller;

         (vi) except for trade payables and for indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice, borrow monies for any reason or draw down on any line of credit or debt obligation, or become the guarantor, surety, endorser or otherwise liable for any debt, obligation or liability (contingent or otherwise) of any other Person;

         (vii) subject to any Lien (except for liens that do not materially impair the use of the property subject thereto in their respective businesses as presently conducted), any of its properties or assets (whether tangible or intangible);

         (viii) acquire any material properties or assets or sell, assign, transfer, convey, lease or otherwise dispose of any of its material properties or assets (except for fair consideration in the ordinary course of business consistent with past practice) except, with respect to the items listed on
Schedule 5.2(b)(viii) hereto, as previously consented to by the Parent;

         (ix) except with respect to the recent settlement of the Coronet Paper judgment, cancel or compromise any debt or claim or waive or release any material right except in the ordinary course of business consistent with past practice;

         (x) enter into any commitment for capital expenditures in excess of $10,000 for any individual commitment and $100,000 for all commitments in the aggregate;

         (xi) enter into, modify or terminate any labor or collective bargaining agreement or, through negotiation or otherwise, make any commitment or incur any liability to any labor organization with respect to it;

         (xii) introduce any material change with respect to its operation, including any material change in the types, nature, composition or quality of its products or services, experience any material change in any contribution of its product lines to its revenues or net income, or, other than in the ordinary course of business, make any change in product specifications or prices or terms of distributions of such products;

         (xiii) enter into any transaction or make or enter into any Contract which by reason of its size or otherwise is not in the ordinary course of business consistent with past practice;

         (xiv) enter into or agree to enter into any merger or consolidation with, any corporation or other entity, and not engage in any new business or invest in, make a loan, advance or capital contribution to, or otherwise acquire the securities of any other Person;
         (xv) except for transfers of cash pursuant to normal cash management practices, make any investments in or loans to, or pay any fees or expenses to, or enter into or modify any Contract with any Affiliate; or

         (xvi) agree to do anything prohibited by this Section 5.2 or anything which would make any of the representations and warranties of the Seller in this Agreement or the Seller Documents untrue or incorrect in any material respect as of any time through and including the Effective Time.

      5.3 Consents.
          --------

      The Seller shall use its best efforts, and the Parent shall cooperate with the Seller, to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement, including, without limitation, the consents and approvals referred to in Section 3.5(b) hereof; provided, however, that neither the Seller nor the Parent shall be obligated to pay any consideration therefor to any third party from whom consent or approval is requested.

      5.4 Other Actions.
          -------------

      Each of the Seller, Parent and Acquisition Sub shall use its best efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

      5.5 No Solicitation.
          ----------------

      The Seller will not, and will not cause or permit any of its directors, officers, employees, representatives or agents (collectively, the "Representatives") to, directly or indirectly, (i) discuss, negotiate, undertake, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any transaction involving a merger, consolidation, business combination, purchase or disposition of any amount of the assets or capital stock or other equity interest in it other than the transactions contemplated by this Agreement (an "Acquisition Transaction"),
(ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction,
(iii) furnish or cause to be furnished, to any Person, any information concerning its business, operations, properties or assets in connection with an Acquisition Transaction, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. The Seller will inform the Parent in writing immediately following the receipt by the Seller or any Representative of any proposal or inquiry in respect of any Acquisition Transaction.

      5.6 Preservation of Records.
          ------------------------

      Subject to Section 8.4(e) hereof (relating to the preservation of Tax records), the Seller, the Parent and Acquisition Sub agree that each of them shall preserve and keep the records held by it relating to the business of the Seller for a period of three years from the Closing Date and shall make such records and personnel available to the other as may be reasonably required by such party in connection with, among other things, any insurance claims by, legal proceedings against or governmental investigations of the Seller, the Parent or Acquisition Sub or any of their Affiliates or in order to enable the Seller, the Parent or Acquisition Sub to comply with their respective obligations under this Agreement, the Employment Agreement and each other agreement, document or instrument contemplated hereby or thereby. In the event the Seller, the Parent or Acquisition Sub wishes to destroy such records after that time, such party shall first give ninety (90) days prior written notice to the other and such other party shall have the right at its option and expense, upon prior written notice given to such party within that ninety (90) day period, to take possession of the records within one hundred and eighty (180) days after the date of such notice.

      5.7 Publicity.
          ---------

      Neither the Seller, the Parent nor the Acquisition Sub shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of the Parent or the Seller, disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange on which the Parent or the Seller lists securities, provided that, to the extent required by applicable Law, the party intending to make such release shall use its best efforts consistent with such applicable Law to consult with the other party with respect to the text thereof.

      5.8 Use of Name.
          -----------

      The Seller hereby agrees that upon the consummation of the transactions contemplated hereby, the Parent and Acquisition Sub shall have the sole right to the use of the name "CGM Security Solutions" and the Seller shall not, and shall not cause or permit any Affiliate to use such name or any variation or simulation thereof.

      5.9 Environmental Matters.
          ----------------------

      (a) The Seller shall permit the Parent and Acquisition Sub to conduct such investigations (including investigations known as "Phase I" and "Phase II" environmental audits) of the environmental conditions of the Seller's properties and facilities as Parent and Acquisition Sub, in their sole discretion, shall deem necessary. Such investigations shall be conducted in a manner that minimizes the disruption of the operations of the Seller.

      (b) Seller shall promptly file all materials required under Environmental Laws (including, without limitation, foreign or state property transfer laws) and all requests required for the issuance, transfer or reissuance to Parent of Permits necessary to conduct the Seller's business prior to the Closing Date.

      5.10 Parent Documents.
           -----------------

      The Parent, Acquisition Sub and the Seller hereby agree that, on or prior to the Closing Date, (i) the Parent and Acquisition Sub shall execute and deliver to the Seller the Note substantially in the form attached hereto as Exhibit A, the Security Agreement substantially in the form attached hereto as Exhibit B and the IP Security Agreement substantially in the form attached hereto as Exhibit C, and to the Seller Shareholder, the Employment Agreement, substantially in the form attached hereto as Exhibit D (the "Employment Agreement"), and; (ii) the Seller shall cause its Seller's Shareholder to execute and deliver to Parent and Acquisition Sub the Employment Agreement.

      5.11 Financial Statements.
           ---------------------

      The Seller shall cooperate with the Parent to provide all information required for the completion of audited financial statements of the Seller to be prepared and delivered no later than 60 days from the Closing Date (the "Closing Date Balance Sheet").

      5.12 Corporate Existence.
           --------------------

      So long as the Note delivered by Parent and Acquisition Sub to Seller remains unpaid and outstanding, the Parent and Acquisition Sub shall maintain their respective corporate existence and shall not sell all or substantially all of their respective assets, except in the event of a merger or consolidation or sale of all or substantially all of their assets, where the surviving or successor entity in such transaction assumes the Parent's and Acquisition Sub's obligations hereunder as well as under the Note and other Parent Documents.

      5.13 So long as the Note delivered by Parent and Acquisition Sub to Seller remains unpaid and outstanding, the Parent and Acquisition Sub shall notify Seller in writing within five (5) days' of Parent's or Acquisition Sub's receipt of any verbal or written notice that either or both are in default or in breach of any term or provision of any debt instrument of any nature whatsoever that could result in any material impairment of Seller's rights under this Agreement, the Note or the Security Agreements.

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

      6.1 Conditions Precedent to Obligations of Parent and Acquisition Sub.
          -----------------------------------------------------------------

      The obligation of the Parent and Acquisition Sub to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Parent in whole or in part to the extent permitted by applicable Law):

      (a) all representations and warranties of the Seller contained herein shall be true and correct as of the date hereof;

      (b) all representations and warranties of the Seller contained herein qualified as to materiality shall be true and correct, and the representations and warranties of the Seller contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that time;

      (c) the Seller shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

      (d) the Parent shall have been furnished with certificates (dated the Closing date and in form and substance reasonably satisfactory to the Parent) executed by the Seller certifying as to the fulfillment of the conditions specified in Sections 6.1(a), 6.1(b) and 6.1(c) hereof;

      (e) the Parent shall have obtained all consents and waivers referred to in
Section 4.3 hereof with respect to the transactions contemplated by this Agreement and the Parent Documents;

      (f) there shall not have been or occurred any Material Adverse Change;

      (g) the Seller shall have obtained all consents and waivers referred to in
Section 3.5 hereof, in a form reasonably satisfactory to the Parent, with respect to the transactions contemplated by this Agreement and the Seller Documents;

      (h) no Legal Proceedings shall have been instituted or threatened or claim or demand made against the Seller or the Parent seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

      (i) Seller's Stockholder shall have entered into an employment agreement with the Parent.

      (j)  the  Parent's  investigation  of  environmental   conditions  at  the
properties and facilities of the Seller shall not have revealed any circumstances which could reasonably result in (1) the criminal prosecution of Seller or any employee of Seller under Environmental Laws, (2) any suspension or closure of operations at the Seller's properties or facilities or (3) any liabilities arising under Environmental Laws which, individually or in the aggregate, could reasonably give rise to a Material Adverse Effect;

      (k) Seller shall have obtained the issuance, reissuance or transfer of all Permits required under Environmental Laws for the Parent and Acquisition Sub to conduct the operations of the Seller's business as of the Closing Date; and

      (l) Seller shall have satisfied all property transfer requirements arising under Environmental Laws.

      6.2 Conditions Precedent to Obligations of the Seller.
          -------------------------------------------------

      The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Seller in whole or in part to the extent permitted by applicable law):

      (a) all representations and warranties of the Parent and Acquisition Sub contained herein shall be true and correct as of the date hereof;

      (b) all representations and warranties of the Parent and Acquisition Sub contained herein qualified as to materiality shall be true and correct, and all representations and warranties of the Parent and Acquisition Sub contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that date;

      (c) the Parent and Acquisition Sub shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Parent and Acquisition Sub on or prior to the Closing Date;

      (d) the Seller shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Seller) executed by the Chief Executive Officer and Chief Financial Officer of the Parent and the Acquisition Sub certifying as to the fulfillment of the conditions specified in Sections 6.2(a), 6.2(b) and 6.2(c), and resolutions of the Board of Directors of the Parent and Acquisition Sub authorizing the acquisition of the Seller;

      (e) there shall not be in effect any order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

      (f) the Parent and Acquisition Sub shall have entered into the Employment Agreement with Seller's Stockholder; and

      (g) the Acquisition Sub and the Seller shall have entered into the Security Agreements, dated as of the date of the Closing, pursuant to which the Acquisition Sub shall have granted a security interest to the Seller in the Assets secondary to the interests of the Original Secured Parties (as defined in the Security Agreements), and the Parent and Acquisition Sub shall have executed and delivered to the Seller the Note.

                                  ARTICLE VII
                            DOCUMENTS TO BE DELIVERED

      7.1 Documents to be Delivered by the Seller.
          ---------------------------------------

      At the Closing, the Seller shall deliver, or cause to be delivered, to the Parent and Acquisition Sub the following:

      (a) the opinion of Joseph Tomasek, special counsel to the Seller, in substantially the form of Exhibit E hereto;

      (b) copies of all consents and waivers referred to in Section 6.1(g) hereof;

      (c) Employment Agreement, substantially in the form of Exhibit D hereto, duly executed by Seller's Stockholder; and

      (d) such other documents as the Parent and Acquisition Sub shall reasonably request.


      7.2 Documents to be Delivered by the Parent and Acquisition Sub.
          -----------------------------------------------------------

      At the Closing, the Parent and/or Acquisition Sub shall deliver to the Seller the following

      (a) evidence of the wire transfer referred to in Section 1.4(b)(i) hereof;

      (b) the certificates and resolutions referred to in Section 6.2(d) hereof;

      (c) the Note, the Security Agreement, the IP Security Agreement and the Employment Agreement, all in substantially the forms attached hereto as Exhibits A, B, C and D, respectively;

      (d) the opinion of Sichenzia Ross Friedman Ference LLP, counsel to the Parent and Acquisition Sub, in substantially the form of Exhibit F hereto;

      (e) the letter agreement, dated the date hereof, signed by Parent, Acquisition Sub and the "Investors" identified therein, in substantially the form attached hereto as Exhibit G; and

      (e) such other documents as the Sellers shall reasonably request.

                                  ARTICLE VIII
                                 INDEMNIFICATION

      8.1 Indemnification.
          ----------------

      (a) Subject to Section 8.2 hereof, the Seller and the Seller's Stockholder hereby agree to jointly and severally indemnify and hold the Parent, Acquisition Sub and their respective directors, officers, employees, Affiliates, agents, successors and assigns (collectively, the "Parent Indemnified Parties") harmless from and against:

         (i) any and all liabilities of the Seller and Seller's Stockholder of every kind, nature and description, absolute or contingent, including the Coronet Paper Judgment and any other lawsuits or judgments against Seller and/or Seller's Stockholder, arising from the Business prior to the Closing Date hereof, existing as against the Seller prior to and including the Closing Date or thereafter coming into being or arising by reason of any state of facts existing, or any transaction entered into, on or prior to the Closing Date, except to the extent that the same have been fully provided for (and accrued and applied as a liability) in the Closing Date Balance Sheet or were incurred in the ordinary course of business between the Balance Sheet Date and the Closing Date;

         (ii)  subject  to  Section  9.3,  any  and  all  losses,   liabilities,
obligations, damages, costs and expenses based upon, attributable to or resulting from the failure of any representation or warranty of the Seller set forth in Section 3 hereof, or any representation or warranty contained in any certificate delivered by or on behalf of the Seller pursuant to this Agreement, to be true and correct in all respects as of the date made;

         (iii) any and all losses, liabilities, obligations, damages, costs and expenses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Seller under this Agreement;

         (iv) any and all losses  (including any loss of use of Seller  Property
or  any  of  the  tangible  personal  property  of  the  Seller),   liabilities,
obligations, claims, damages, costs and expenses arising from:

            (A) any failure of any of the representations and warranties contained in Section 3.20 of this Agreement, or any representation or warranty with respect to environmental matters contained in any certificate delivered by or on behalf of the Seller pursuant to this Agreement, to have been true and correct in all respects as of the date made;

            (B) any Release in, on, at, or from the Seller Properties which occurred, or resulted from operations occurring, as of or prior to the Closing;

            (C) any tort liability to third parties as a result of any Releases or from exposure to Hazardous Materials arising from any Releases as of or prior to the Closing;

            (D) notification or designation under any Environmental Law as a potentially responsible party for onsite or offsite disposal of Hazardous Materials, which disposal occurred as of or prior to the Closing, or the listing of any Purchased Asset on the CERCLA National Priorities List or any similar list under any Environmental Law as a result of onsite disposal of Hazardous Materials as of or prior to the Closing;

            (E) any fines or penalties with respect to any violation of Environmental Law occurring as of or prior to the Closing; and

            (F) any costs or fees associated with obtaining any required permits for the Oxidizer and any other environmental permits as required by the State of New York, and

         (v) any and all notices, actions, suits, proceedings, claims, demands, assessments, judgments, costs, penalties and expenses, including attorneys' and other professionals' fees and disbursements (collectively, "Expenses") incident to any and all losses, liabilities, obligations, damages, costs and expenses with respect to which indemnification is provided hereunder (collectively, "Losses").

      (b) Subject to Section 8.2, Parent and Acquisition Sub hereby agree, jointly and severally, to indemnify and hold the Seller and its officers, directors, employees, Affiliates, agents, successors and assigns as well as the Seller's Stockholder (collectively, the "Seller Indemnified Parties") harmless from and against:

         (i)  subject  to  Section  9.3,   any  and  all  losses,   liabilities,
obligations, damages, costs and expenses based upon, attributable to or resulting from the failure of any representation or warranty of the Parent or Acquisition Sub set forth in Section 4 hereof, or any representation or warranty contained in any certificate delivered by or on behalf of the Parent or Acquisition Sub pursuant to this Agreement, to be true and correct in all respects as of the date made;


         (ii) any and all liabilities of the Parent or the Acquisition Sub of any kind, nature an description, absolute or contingent, including any lawsuits or judgments against the Parent or Acquisition Sub prior to and including the Closing Date or thereafter coming into being or arising by reason of any state of facts existing, or any transaction entered into, on or prior to the Closing Date ;

         (iii) any and all, liabilities, obligations, damages, costs and expenses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Parent and Acquisition Sub under this Agreement; and

         (iv) any and all Expenses incident to any and all losses, liabilities, obligations, damages, costs and expenses with respect to which indemnification is provided hereunder.

      8.2 Limitations on  Indemnification  for Breaches of  Representations  and
          ----------------------------------------------------------------------
                Warranties.
                -----------

      An indemnifying party shall not have any liability under Section 8.1(a)(ii) or Section 8.1(b)(i) hereof unless the aggregate amount of Losses and Expenses to the indemnified parties finally determined to arise thereunder based upon, attributable to or resulting from the failure of any representation or warranty to be true and correct, other than the representations and warranties set forth in Sections 3.7, 3.11, 3.16, 3.20, 3.28, 4.6, 4.7, 4.8 and 5.12
hereof, exceeds $15,000 (the "Basket") and, in such event, the indemnifying party shall be required to pay the entire amount of such Losses and Expenses in excess of $15,000 (the "Deductible").

      8.3 Indemnification Procedures.
          ---------------------------

      (a) In the event that any Legal Proceedings shall be instituted or that any claim or demand ("Claim") shall be asserted by any Person in respect of which payment may be sought under Section 8.1 hereof (regardless of the Basket or the Deductible referred to above), the indemnified party shall reasonably and promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party. The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, it shall within five (5) days (or sooner, if the nature of the Claim so requires) notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Claim. If the indemnified party defends any Claim, then the indemnifying party shall reimburse the indemnified party for the Expenses of defending such Claim upon submission of periodic bills. If the indemnifying party shall assume the defense of any Claim, the indemnified party may participate, at his or its own expense, in the defense of such Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if,
(i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim.

      (b) After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall be required to pay all of the sums so due and owing to the indemnified party by wire transfer of immediately available funds within 10 business days after the date of such notice.

      (c) The failure of the indemnified party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.

                                   ARTICLE IX
                                  MISCELLANEOUS

      9.1 Payment of Sales, Use or Similar Taxes.
          --------------------------------------

      All sales, use, transfer, intangible, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by the Seller

      9.2 Survival of Representations and Warranties.
          -------------------------------------------

      The parties hereto hereby agree that the representations and warranties contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement, and the Closing hereunder, regardless of any investigation made by the parties hereto; provided, however, that any claims or actions with respect thereto (other than claims for indemnifications with respect to the representation and warranties contained in Sections 3.7, 3.11, 3.16, 3.20, 3.27, 4.6, 4.7, 4.8, and 5.12 which shall survive for periods coterminous with any applicable statutes of limitation) shall terminate unless within thirty-six (36) months after the Closing Date written notice of such claims is given to the Seller, the Parent and/or the Acquisition Sub, as the case may be, or such actions are commenced.

      9.3 Expenses.
          --------

      Except as otherwise provided in this Agreement, the Seller, the Parent and Acquisition Sub shall each bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

      9.4 Specific Performance.
          ---------------------

      The Seller acknowledges and agrees that the breach of this Agreement would cause irreparable damage to the Parent and Acquisition Sub and that the Parent and Acquisition Sub will not have an adequate remedy at law. Therefore, the obligations of the Seller under this Agreement, including; without limitation, the Seller's obligation to sell the Assets to the Parent and Acquisition Sub, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

      9.5 Further Assurances.
          -------------------

      The Seller, the Parent and Acquisition Sub each agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

      9.6 Submission to Jurisdiction; Consent to Service of Process.
           ---------------------------------------------------------

      (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, except, however, any dispute arising out of or relating to the Employment Agreement where consent to the jurisdiction of the courts of New Jersey is provided for therein and in which cases this Section 9.6 shall not apply, and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

      (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 9.11.

      (c) Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

      (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      9.7 Table of Contents and Headings.
          -------------------------------

      The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

      9.8 Notices.
          --------

      All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):


If to Parent or Acquisition Sub:    Digital Descriptor Systems, Inc.
                                    2150 Highway 35, Suite 250
                                    Sea Girt, New Jersey 08750
                                    Attention:    President and Chief Executive
                                                  Officer
                                    Telephone:  (732) 359-0260
                                    Facsimile:   (732) 359-0265


With copy to:                       Sichenzia Ross Friedman Ference LLP
                                    1065 Avenue of the Americas
                                    New York, New York 10018
                                    Attention:  Gregory Sichenzia, Esq.
                                    Telephone:  (212) 930-9700
                                    Facsimile:  (212) 930-9725

If to Seller:

                                    Mr. Erik Hoffer
                                    24156 Yacht Club Blvd.
                                    Punta Gorda, Florida 33955
                                    Tel: 941-575-0971
                                    Fax: 941-575-0971

With a copy to:                     Joseph J. Tomasek, Esq.
                                    77 North Bridge Street
                                    Somerville, New Jersey 08876
                                    Telephone:  (908) 429-0030
                                    Facsimile:  (908) 429-0040

      9.9 Severability.
          -------------

      If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

      9.10 Binding Effect; Assignment.
           ---------------------------

      This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Seller or the Parent or the Acquisition Sub (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.


                       DIGITAL DESCRIPTOR SYSTEMS, INC.


                       By:  /s/ Anthony Shupin
                            -------------------------------------
                            Anthony Shupin
                            Chief Executive Officer and President


                       CGM APPLIED SECURITY TECHNOLOGIES, INC.


                       By:  /s/ Anthony Shupin
                            -------------------------------------
                            Anthony Shupin
                            Chief Executive Officer and President


                       CGM SECURITY SOLUTIONS, INC.


                       By:  /s/ Erik Hoffer
                            -------------------------------------
                            Erik Hoffer
                            Chief Executive Officer and President


                     /s/ Erik Hoffer
                     --------------------------------------------
                     Erik Hoffer,
                     Solely with respect to Articles III and VIII